As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ZOETIS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0696167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Sylvan Way

Parsippany, NJ 07054

(973) 822-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Heidi C. Chen, Esq.

Executive Vice President,

General Counsel and Corporate Secretary

10 Sylvan Way

Parsippany, NJ 07054

(973) 822-7000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies To:

Eric W. Blanchard

Madison A. Jones

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

ZOETIS INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

PURCHASE UNITS

GUARANTEES OF DEBT SECURITIES

HYBRID SECURITIES COMBINING ELEMENTS OF THE FOREGOING

We may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units, guarantees of debt securities or hybrid securities combining elements of the foregoing. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

In addition, selling securityholders to be named in a prospectus supplement may offer our securities from time to time. To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “ZTS.” If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. You should carefully consider the risk factors incorporated in this prospectus by reference and described under the heading “Risk Factors” beginning on page 1.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 5, 2022.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Zoetis,” the “Company,” “we,” “us” and “our” are to Zoetis Inc. and its subsidiaries unless otherwise stated or the context so requires.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus and selling securityholders may, from time to time, offer such securities owned by them. You should carefully read this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. For purposes of this prospectus, any reference to a prospectus supplement may also refer to a free writing prospectus unless the context requires otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, may include forward-looking statements made within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “could,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “objective”, “target,” “may,” “might,” “will,” “should,” “can have,” “likely” or the negative version of these words or comparable words and terms, or by using future dates in connection with any discussion of future performance, actions or events.

In particular, forward-looking statements include statements relating to the impact of the COVID-19 pandemic, future actions, business plans or prospects, prospective products, product approvals or products under development, product supply disruptions, R&D costs, timing and likelihood of success, future operating or financial performance, future results of current and anticipated products and services, strategies, sales efforts, expenses, production efficiencies, production margins, anticipated timing of generic market entries, integration of acquired businesses, interest rates, tax rates, changes in tax regimes and laws, foreign exchange rates, growth in emerging markets, the outcome of contingencies, such as legal proceedings, plans related to share repurchases and dividends, government regulation and financial results. These statements are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties, many of which are beyond our control, and are based on assumptions that could prove to be inaccurate.

Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following:

•	the impact of the COVID-19 global pandemic on our business, global supply chain, customers and workforce;

•	adverse global economic conditions, including the current crisis in Ukraine and inflation;

•	a cyber-attack, information security breach or other misappropriation of our data;

•	unanticipated safety, quality or efficacy concerns or issues about our products;

•	failure of our R&D, acquisition and licensing efforts to generate new products and product lifecycle innovations;

•	the possible impact and timing of competing products, including generic alternatives, on our products and our ability to compete against such products;

•	disruptive innovations and advances in medical practices and technologies;

•	difficulties or delays in the development or commercialization of new products;

•	consolidation of our customers and distributors;

•	changes in the distribution channel for companion animal products;

•	the economic, political, legal and business environment of the foreign jurisdictions in which we do business;

•	failure to successfully acquire businesses, license rights or products, integrate businesses, form and manage alliances or divest businesses;

•	restrictions and bans on the use of and consumer preferences regarding antibacterials in food-producing animals;

•	perceived adverse effects linked to the consumption of food derived from animals that utilize our products or animals generally;

•	increased regulation or decreased governmental support relating to the raising, processing or consumption of food-producing animals;

•	fluctuations in foreign exchange rates and potential currency controls;

•	legal factors, including product liability claims, antitrust litigation and governmental investigations, including tax disputes, environmental concerns, commercial disputes and patent disputes with branded and generic competitors, any of which could preclude commercialization of products or negatively affect the profitability of existing products;

•	failure to protect our intellectual property rights or to operate our business without infringing the intellectual property rights of others;

•	product launch delays, inventory shortages, recalls or unanticipated costs caused by manufacturing problems and capacity imbalances;

•	an outbreak of infectious disease carried by animals;

•	adverse weather conditions and the availability of natural resources;

•	the impact of climate change;

•	quarterly fluctuations in demand and costs;

•	governmental laws and regulations affecting domestic and foreign operations, including without limitation, tax obligations and changes affecting the tax treatment by the United States of income earned outside the United States that may result from pending and possible future proposals; and

•	governmental laws and regulations affecting our interactions with veterinary healthcare providers.

However, there may also be other risks that we are unable to predict at this time. These risks or uncertainties may cause actual results to differ materially from those contemplated by a forward-looking statement. You should not put undue reliance on forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on 8-K and our other filings with the SEC. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the above to be a complete discussion of all potential risks or uncertainties.

 v

THE COMPANY

Overview

Zoetis Inc. is a global leader in the animal health industry, focused on the discovery, development, manufacture and commercialization of medicines, vaccines, diagnostic products and services, biodevices, genetic tests and precision animal health technology. We have a diversified business, marketing products across eight core species: dogs, cats and horses (collectively, companion animals) and cattle, swine, poultry, fish and sheep (collectively, livestock); and within seven major product categories: parasiticides, vaccines, dermatology, other pharmaceutical products, anti-infectives, animal health diagnostics and medicated feed additives. For 70 years, we have been innovating ways to predict, prevent, detect, and treat animal illness, and continue to stand by those raising and caring for animals worldwide - from livestock farmers to veterinarians and pet owners.

We were incorporated in Delaware in July 2012 and prior to that the company was a business unit of Pfizer Inc. (“Pfizer”). The address of our principal executive offices is 10 Sylvan Way, Parsippany, New Jersey 07054 and our telephone number is (973) 822-7000.

RISK FACTORS

You should consider carefully the information under the heading “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we intend to use net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, acquisitions and the refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of January 28, 2013, between Zoetis Inc. and Deutsche Bank Trust Company Americas, as trustee, unless otherwise specified in the prospectus supplement.

The following description is a summary of selected portions of the indenture. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture carefully for provisions that may be important to you.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.

In addition, the material specific terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series.

General

The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.

The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of the series to be issued;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name that debt security is registered on the regular record date for such interest;

•	the date or dates on which the principal of the debt securities of the series is payable; and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the method by which such rate or rates will be determined; the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable; and the regular record date, if any, for the interest payable on such debt securities;

•	the right, if any, to extend the interest payment periods;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable; and whether, if acceptable to the trustee, any principal of such debt securities will be payable without presentation or surrender thereof;

•	any optional or mandatory redemption provisions;

•	any sinking fund or other provision that would obligate us to repurchase all or part of the debt securities;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable and the manner of determining the equivalent in U.S. dollars;

•	if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if the principal of or any premium or interest on the debt securities is to be payable, at the election of the company or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which will be payable if maturity of the debt securities is accelerated;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance to the debt securities;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose under such debt securities or the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which the global debt securities may be exchanged for certificated debt securities and the depositary for such global debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	any modification of the manner in which principal, premium, if any, or interest payable on any global debt securities will be paid, if other than in the manner specified in the indenture; and

•	any other terms of the debt securities.

The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Certain Covenants

We may elect to have the following covenants apply to any series of debt securities issued pursuant to the indenture.

Limitations on Liens

We shall not, and shall not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien (an “Initial Lien”), other than Permitted Liens, on any Principal Property to secure any Debt of Zoetis or any Restricted Subsidiary unless it has made or will make effective provision whereby the notes and any other debt securities of any series issued pursuant to the indenture and having the benefit of this covenant will be secured by such Lien equally and ratably with (or prior to) all other Debt secured by such Lien. Any Lien created for the benefit of the holders of debt securities of any series issued pursuant to the indenture and having the benefit of this covenant shall provide by its terms that such Lien will be automatically released and discharged upon the release and discharge of the applicable Initial Lien.

Limitations on Sale and Leaseback Transactions

Zoetis shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction covering any Principal Property unless:

(a)	pursuant to the covenant described under “—Limitations on Liens” above, it would be entitled to incur Debt secured by a Lien on such Principal Property in a principal amount equal to the Value of such Sale and Leaseback Transaction without equally and ratably securing the notes and any other debt securities of any series issued pursuant to the indenture and having the benefit of this covenant; or

(b)	Zoetis or any Restricted Subsidiary, during the 270 days following the effective date of the Sale and Leaseback Transaction, applies an amount equal to the Value of such Sale and Leaseback Transaction to the voluntary retirement of long-term Debt of Zoetis or any Restricted Subsidiary of Zoetis or to the acquisition of one or more Principal Properties.

Because the definition of Principal Property covers only buildings, structures or other facilities together with the underlying land and fixtures used primarily for manufacturing, processing or production that we own in the United States, our manufacturing facilities elsewhere in the world are excluded from the operation of the covenants described above. There are currently no Liens on, or any Sale and Leaseback Transactions covering, any property that would potentially qualify as Principal Property that would require any debt securities to be secured equally and ratably with (or prior to) Debt secured by such Lien. We believe that we have few properties that would qualify as Principal Property, and as such, few, if any, of our subsidiaries would qualify as a Restricted Subsidiary.

Definitions

Set forth below are certain of the defined terms used in the indenture.

“Consolidated Net Tangible Assets” means the aggregate amount of assets after deducting (a) all current liabilities (excluding any indebtedness maturing within 12 months of the end of the most recent quarter for which financial statements are available) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles.

“Debt” of any Person means (a) all obligations of such Person for borrowed money, or evidenced by bonds, debentures, notes or other similar instruments (other than any such obligations to the extent that (i) the liability of such Person is limited solely to the property or asset financed by such obligations or (ii) such obligations result from the requirement to return collateral posted to such Person by a counterparty pursuant to one or more hedging contracts or other similar risk management contracts) and (b) all Debt of others guaranteed by such Person.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“Lien” means, with respect to any property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property.

“Permitted Liens” means

(a)	Liens existing on the date of the issuance of debt securities or Liens existing on facilities of any Person at the time it becomes a Subsidiary of Zoetis;

(b)	Liens on property owned by a Person existing at the time such Person is merged with or into or consolidated with us or any of our Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or such Subsidiary;

(c)	Liens on property existing at the time of acquisition thereof by us or any of our Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by us or such Subsidiary;

(d)	a Lien on any asset or improvement to any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or improving (including constructing) such asset, if such Lien attaches to such asset concurrently with or within 12 months after its acquisition or improvement (including the completion of construction) and the principal amount of the Debt secured by such Lien, together with all other debt secured by a Lien on such property, does not exceed the purchase price of such property or the cost of such improvement;

(e)	any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

(f)	Liens securing Debt of a Restricted Subsidiary of Zoetis owed to Zoetis or another Restricted Subsidiary of Zoetis;

(g)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (f) above, inclusive, so long as (i) the principal amount of the Debt secured thereby does not exceed the principal amount of Debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (ii) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(h)	Liens on any Principal Property not described in clauses (a) through (g) above securing Debt that, together with (i) the aggregate amount of all other outstanding Debt secured by all other Liens on Principal Property not described in clauses (a) through (g) above and (ii) the aggregate amount of Value in respect of all Sale and Leaseback Transactions that would otherwise be prohibited by the covenant described under “—Limitation on Sale and Leaseback Transactions,” do not exceed 15% of our Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company or other business entity, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

“Principal Property” means any building, structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing or production, owned in the United States and the net book value of such building, structure or other facility exceeds 2% of our Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available; provided that no building, structure or other facility will be a Principal Property if, in the good faith opinion of our Board of Directors (or a committee thereof), such building, structure or other facility is not of material importance to our business taken as a whole.

“Restricted Subsidiary” means any of our Subsidiaries that owns a Principal Property.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby we or a Restricted Subsidiary transfers such property to another Person and we or a Restricted Subsidiary leases or rents it from such Person (other than (i) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries, (ii) temporary leases for a term, including renewals at the option of the lessee, of not more than three years and (iii) leases of a property executed by the time of, or within 90 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which at least a majority of the outstanding shares of Voting Stock is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate of all series of debt securities issued pursuant to the indenture and having the benefit of the covenants described above under “—Limitation on Liens” and “—Limitation on Sale and Leaseback Transactions” (including the effective interest rate of any original issue discount debt securities) which are outstanding on the date of such Sale and Leaseback Transaction.

“Voting Stock” means Equity Interests of any Person having ordinary power to vote in the election of members of the Board of Directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such entity shall have or might have voting power by reason of the happening of a contingency).

The indenture contains no other restrictive covenants, including those that would afford holders of the notes protection in the event of a highly-leveraged transaction involving Zoetis or any of its affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures.

Consolidation, Merger or Sale

We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any person, or permit any person to merge with or into us, unless:

(a)	we shall be the continuing person, or the person (if other than us) formed by such consolidation or into which we are merged or that acquired or leased such property and assets (the “Surviving Person”), shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the notes;

(b)	immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

(c)	we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and except in the case of a lease, be substituted for, us under the indenture.

Modification of Indenture

Under the indenture, if the trustee and we agree, we can modify the indenture without notifying any holders or seeking their consent in certain specified circumstances, including if the amendment does not materially adversely affect any holder. In other circumstances, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding notes of each series affected by the modification consent to it. No modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the notes, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or redoing the percentage required to waive certain specified covenants, is effective against any holder without its consent. In connection with any modification of the indenture, we will deliver to the trustee an opinion of counsel and an officer’s certificate, upon which the trustee may rely, each stating that such modification complies with the applicable provisions of the indenture.

Events of Default

When we use the term “Event of Default” in the indenture, here are some examples of what we mean. An Event of Default occurs if:

•	we fail to make the principal or any premium payment on the notes when due;

•	we fail to pay interest on the notes for 60 days after payment was due;

•	we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of any series of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders. The trustee shall not be deemed to have notice of any default or Event of Default (other than defaults that involve our failure to pay principal or interest) unless an officer of the trustee having responsibility for administration of the indenture has received written notice of such default or Event of Default, and such notice references the notes and the indenture.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of such series may declare, in a written notice, the principal amount (or specified amount) plus accrued and unpaid interest on that series to be immediately due and payable. At any time after a declaration of acceleration with respect to any series has been made, the holders of a majority in principal amount of the outstanding notes of such series may rescind and annul the acceleration if:

•	the holders act before the trustee has obtained a judgment or decree for payment of the money due;

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by written notice to the trustee, may waive any past Event of Default or its consequences under the indenture so long as certain conditions are met (including, but not limited to, the deposit with the trustee of a sum sufficient to pay all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel). However, an Event of Default cannot be waived with respect to any series of securities in the following two circumstances:

•	a failure to pay the principal of, and premium or interest on any security or in the payment of any sinking fund installment; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity and/or security. If they provide this reasonable indemnity and/or security, the holders of a majority in principal amount outstanding of any series of notes may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities in a particular series, then at our option:

•	we will be discharged from our obligations with respect to the debt securities in such series (“legal defeasance”); or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us (“covenant defeasance”).

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of the notes and replacement of lost, stolen or mutilated notes. Such holders may look only to such deposited funds or obligations for payment.

To exercise our defeasance option, we must deliver to the trustee an opinion of counsel to the effect that, among other things, the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance, but not in the case of covenant defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus supplement, since that result would not occur under current tax law.

Governing Law

The indenture and notes are governed by the laws of the State of New York.

Regarding the Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our by-laws, as amended and restated (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

Authorized Shares of Capital Stock

Under the Certificate of Incorporation, we are authorized to issue up to 6 billion shares of common stock, par value $0.01 per share, and 1 billion shares of preferred stock, par value $0.01 per share. As of June 30, 2022, there were 468,613,448 shares of common stock outstanding, and no shares of our preferred stock outstanding. The shares of common stock currently outstanding are fully paid and nonassessable.

The prospectus supplement relating to any common stock being offered will include specific terms relating to the offering.

Preferred Stock

Our board of directors has the authority, without the need for stockholder approval and subject to any limitations that may be imposed by the DGCL or our By-Laws, to issue one or more classes or series of preferred stock at any time and to fix for each such class or series the rights, preferences and restrictions, including, without limitation:

•	voting rights;

•	redemption rights;

•	dividend rights;

•	liquidation rights;

•	conversion rights; and

•	any other relative rights, preferences and restrictions.

As described above, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Voting Rights

Holders of common stock have one vote per share on all matters voted on by stockholders, including the election of directors. Our common stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of any outstanding shares of our preferred stock, the holders of common stock are entitled to receive dividends, if any, as and when may be declared from time to time by our board of directors out of funds legally available therefor.

Liquidation Rights

Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock in the event of dissolution.

Absence of Other Rights

Our common stock is not subject to any preemptive rights, subscription rights, preferential rights, conversion rights, exchange rights or redemption rights or related sinking fund provision.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ZTS.”

Transfer agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Limitation of Liability of Directors

Our Certificate of Incorporation provides that none of our directors will be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. Our Certificate of Incorporation also includes provisions for the indemnification of our directors and officers to the fullest extent authorized or permitted by law. Further, we have entered into indemnification agreements with our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to us if it is determined that they are not entitled to indemnification. We also maintain director and officer liability insurance.

Anti-takeover Effects of the Certificate of Incorporation, By-laws and Delaware Law

Certificate of Incorporation and By-laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage some transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions include:

•	rules regarding how our stockholders may present proposals or nominate directors for election at stockholder meetings;

•	the right of our Board of Directors to issue preferred stock without stockholder approval;

•	limitations on the right of stockholders to remove directors;

•	limitations on the right of stockholders to act by written consent; and

•	limitations on the right of stockholders to call for special meetings.

Delaware Law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the corporation’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the corporation and the “interested stockholder” and the sale of more than 10% of the corporation’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board of Directors, and, as a result, could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, purchase contracts, purchase units or guarantees that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•	directly to one or more purchasers; or

•	through a combination of any of these methods.

In addition, we, or any selling securityholder, may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We and any selling securityholder may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Zoetis Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and special reports, proxy statements and other information with the SEC. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at www.sec.gov. The filings are also available on our website at www.zoetis.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Zoetis’ Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 15, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2022 Annual Meeting of Stockholders;

•	Zoetis’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed on May 5, 2022 and August 4, 2022, respectively; and

•	Zoetis’ Current Reports on Form 8-K filed on April 21, 2022, May 20, 2022 and July 25, 2022 (with the exception of information furnished under Item 2.02 and Item 7.01, which is not deemed filed and which is not incorporated by reference in this prospectus).

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

Copies of our reports on Form 10-K, Form 10-Q, Form 8-K, and amendments to those reports may be obtained, free of charge, electronically through our investor relations website located at investor.zoetis.com as soon as reasonably practical after we file such material with, or furnish it to, the SEC.

We will also provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Corporate Secretary

Zoetis Inc.

10 Sylvan Way

Parsippany, NJ 07054

(973) 822-7000

The information contained in our website does not constitute a part of this prospectus.

PART II

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by Zoetis in connection with the registration of the securities registered hereby:

SEC registration fees	$ *
Trustee’s and transfer agent’s fees	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Stock exchange listing fees	**
Rating agency fees	**
Miscellaneous	**
Total	$ **

*	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides for such limitations on liability for our directors.

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees). Our Amended and Restated Certificate of Incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law.

We have entered into agreements with our directors and executive officers that require us to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, penalties, fines, and settlements actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was our director or executive officer or any of our affiliated enterprises, in each case, to the extent such person acted in good faith and in a manner such person believed to be in or not opposed to our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the foregoing, no indemnification against such expenses will be made in respect of any claim, issue or matter in such proceeding as to which such person is adjudged to be liable to us if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against expenses will nevertheless be made by us if and only to the extent that the Court of Chancery of the State of Delaware, or the Court in which such proceeding has been brought or is pending, shall determine. We will also advance all reasonable expenses incurred by or on behalf of such person in connection with any proceeding within twenty days after the receipt by us of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements must reasonably evidence the expenses incurred by such person and must include or be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it is ultimately determined that such person is not entitled to be indemnified against such expenses. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

We currently maintain liability insurance for our directors and officers.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act.

The foregoing is only a general summary of certain aspects of Delaware law, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 16.	Exhibits.

Exhibit Number	Exhibit
1.1	Form of Underwriting Agreement*
4.1	Indenture, dated as of January 28, 2013, between Zoetis Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Zoetis Inc.’s Registration Statement on Form S-1 (File No. 333-183254))
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Zoetis Inc.’s Annual Report on Form 10-K filed on February 15, 2022 (File No. 001-35797))
4.3	Form of Debt Securities*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Deposit Agreement for Depositary Shares*
4.5	Form of Purchase Contract Agreement*
4.7	Form of Pledge Agreement for Purchase Contracts*
4.8	Form of Purchase Unit Agreement*
4.9	Form of Purchase Unit Certificate*
4.10	Form of Guarantee of Debt Securities Agreement*
4.11	Form of Hybrid Securities Agreement*
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (included in the signature pages hereto)
25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Exhibit

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on August 5, 2022.

Zoetis Inc.

By:	/s/ KRISTIN C. PECK
Kristin C. Peck
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Kristin C. Peck, and Heidi C. Chen each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ KRISTIN C. PECK Kristin C. Peck	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2022

/S/ WETTENY JOSEPH Wetteny Joseph	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 5, 2022

/S/ MICHAEL B. MCCALLISTER Michael B. McCallister	Chairman and Director	August 5, 2022

/S/ PAUL M. BISARO Paul M. Bisaro	Director	August 5, 2022

/S/ VANESSA BROADHURST Vanessa Broadhurst	Director	August 5, 2022

/S/ FRANK A. D’AMELIO Frank A. D’Amelio	Director	August 5, 2022

/S/ SANJAY KHOSLA Sanjay Khosla	Director	August 5, 2022

/s/ ANTOINETTE R. LEATHERBERRY Antionette R. Leatherberry	Director	August 5, 2022

/s/ GREGORY NORDEN Gregory Norden	Director	August 5, 2022

/S/ LOUISE M. PARENT Louise M. Parent	Director	August 5, 2022

/S/ WILLIE M. REED Willie M. Reed	Director	August 5, 2022

/S/ LINDA RHODES Linda Rhodes	Director	August 5, 2022

/S/ ROBERT W. SCULLY Robert W. Scully	Director	August 5, 2022